February 17, 2004
Media Contact: Roger Buehrer, Las Vegas, NV (702) 876-7132
Shareholder Contact: Ken Kenny, Las Vegas, NV (702) 876-7237
SWX-NYSE
For Immediate Release

SOUTHWEST GAS CORPORATION ANNOUNCES 2003 EARNINGS

Las Vegas – Southwest Gas Corporation announced consolidated earnings of $1.14 per basic share for 2003, a $0.19 per share decrease from the $1.33 per basic share earned in 2002. Consolidated net income for 2003 was $38.5 million, compared to $44 million during 2002.

According to Michael O. Maffie, Chief Executive Officer, “The reduction in earnings for the full year reflects the impacts of extreme warm temperatures in our service territory that began in January and continued throughout much of the heating seasons of 2003. Nevada experienced its 2nd warmest year and Arizona its 5th warmest year in over a hundred years. We estimate that the impact from weather on earnings was about $0.59 per share. On the positive side, record customer growth, the implementation of cost-curbing management initiatives, and debt refinancings, mitigated the weather-related impact in 2003 and positioned the Company for potential earnings growth in 2004.”

During the fourth quarter of 2003, consolidated net income was $34.5 million, or $1.01 per basic share, versus $37.8 million, or $1.14 per basic share, for the fourth quarter of 2002. The prior period reflected the receipt of a $9 million, or $0.27 per share, after-tax settlement with an insurance provider.

-more-

Natural Gas Operations Segment Results

Full Year 2003

Operating margin, defined as operating revenues less the cost of gas sold, decreased $671,000 in 2003 as compared to 2002. Approximately 67,000 customers were added during the last 12 months, a growth rate of nearly five percent. Another 9,000 customers were added in October 2003 with the acquisition of Black Mountain Gas Company. New customers contributed $16 million in incremental margin. Differences in heating demand caused by weather variations between years resulted in a $13 million margin decrease as warmer-than-normal temperatures were experienced during both years. During 2003, operating margin was negatively impacted by $32 million, while in 2002 the negative impact was $19 million. Conservation, energy efficiency and other factors accounted for the remainder of the decline.

Operating expenses increased $9.6 million, or two percent, in 2003 reflecting general increases in labor and maintenance costs, and incremental costs (primarily depreciation and general taxes) associated with servicing additional customers. These increases were partially offset by cost-curbing measures initiated in late 2002. During 2003, the Company invested $228 million in its gas system and anticipates capital expenditures of approximately $233 million in 2004.

Net financing costs declined $869,000 between periods primarily due to lower interest rates on variable-rate debt and interest savings generated from the refinancing of industrial development revenue bonds and preferred securities instruments in 2003.

-more-

Fourth Quarter

Operating margin increased $10.5 million over the fourth quarter of 2002 primarily due to customer growth ($7 million) and improved, albeit warmer-than-normal, weather. Operating expenses increased $4 million, or four percent, reflecting general increases in labor and incremental costs associated with continuing customer growth.

Other income/expense decreased $13.4 million between periods primarily due to receipt of an insurance settlement in the fourth quarter of 2002. Net financing costs declined $1.1 million, or five percent, principally due to lower interest rates on variable-rate and refinanced debt.

Southwest Gas Corporation provides natural gas service to 1,531,000 customers in Arizona, Nevada, and California. Its service territories are centered in the fastest-growing region of the country.

        This press release may contain statements which constitute “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, natural gas prices, the effects of regulation/deregulation, the timing and amount of rate relief, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, acquisitions, and competition.

-more-

SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

YEAR ENDED DECEMBER 31,	2003	2002

Consolidated Operating Revenues	$1,231,004	$1,320,909
Net Income	$38,502	$43,965
Average Number of Common Shares Outstanding	33,760	32,953
Basic Earnings Per Share	$1.14	$1.33
Diluted Earnings Per Share	$1.13	$1.32

QUARTER ENDED DECEMBER 31,
Consolidated Operating Revenues	$351,705	$336,422
Net Income	$34,474	$37,815
Average Number of Common Shares Outstanding	34,077	33,223
Basic Earnings Per Share	$1.01	$1.14
Diluted Earnings Per Share	$1.00	$1.13

-end- SOUTHWEST GAS CORPORATION SUMMARY UNAUDITED OPERATING RESULTS (In thousands, except per share amounts)

	THREE MONTHS ENDED DECEMBER 31,		YEAR ENDED DECEMBER 31,
	2003	2002	2003	2002
Results of Consolidated Operations
Contribution to net income - gas operations	$33,220	$36,674	$34,211	$39,228
Contribution to net income - construction services	1,254	1,141	4,291	4,737

Net income	$34,474	$37,815	$38,502	$43,965

Earnings per share - gas operations	$0.97	$1.11	$1.01	$1.19
Earnings per share - construction services	0.04	0.03	0.13	0.14

Basic earnings per share	$1.01	$1.14	$1.14	$1.33

Diluted earnings per share	$1.00	$1.13	$1.13	$1.32

Average outstanding common shares	34,077	33,223	33,760	32,953
Average shares outstanding (assuming dilution)	34,425	33,533	34,041	33,233

Results of Natural Gas Operations
Gas operating revenues	$301,161	$281,083	$1,034,353	$1,115,900
Net cost of gas sold	123,595	114,034	482,503	563,379

Operating margin	177,566	167,049	551,850	552,521
Operations and maintenance expense	70,360	67,929	266,862	264,188
Depreciation and amortization	31,419	30,195	120,791	115,175
Taxes other than income taxes	8,380	8,083	35,910	34,565

Operating income	67,407	60,842	128,287	138,593
Other income (expense)	1,446	14,835	2,955	3,108
Net interest deductions	18,260	19,958	76,251	78,505
Net interest deductions on subordinated debentures	1,930	--	2,680	--
Preferred securities distributions	--	1,369	4,180	5,475

Income before income taxes	48,663	54,350	48,131	57,721
Income tax expense	15,443	17,676	13,920	18,493

Contribution to net income - gas operations	$33,220	$36,674	$34,211	$39,228

SOUTHWEST GAS CORPORATION SELECTED STATISTICAL DATA DECEMBER 31, 2003

FINANCIAL STATISTICS
Market value to book value per share at year end	122%
Twelve months to date return on equity -- total company	6.3%
-- gas segment	5.9%
Common stock dividend yield at year end	3.7%

GAS OPERATIONS SEGMENT

Rate Jurisdiction	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity

Arizona (1)	$688,202	9.20%	11.00%
Southern Nevada (1)	457,314	8.78	10.64
Northern Nevada (1)	91,936	9.02	10.21
Southern California	69,486	9.94	11.35
Northern California	28,849	10.02	11.35
Paiute Pipeline Company (1)	75,059	9.69	11.60

(1)  Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS	YEAR ENDED DECEMBER 31,
(In dekatherms)	2003	2002	2001

Residential	59,304,803	58,821,449	58,994,278
Small commercial	27,915,401	28,027,082	27,996,473
Large commercial	10,042,244	12,149,989	10,758,310
Industrial / Other	15,730,495	22,405,541	28,377,223
Transportation	133,690,080	132,514,914	126,820,293

Total system throughput	246,683,023	253,918,975	252,946,577

HEATING DEGREE DAY COMPARISON

Actual	1,772	1,908	1,953
Ten-year average	1,931	1,959	1,961